UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

TEXAS CAPITAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.

(Address of principal executive offices)

75201

(Zip Code)

Registrant’s telephone number, including area code: (214) 932-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCBI	Nasdaq Stock Market
6.50% Non-Cumulative Perpetual Preferred Stock Series A, par value $0.01 per share	TCBIP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On March 3, 2021, Texas Capital Bancshares, Inc. (the “Company”) completed the issuance of its 5.75% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the “Series B Preferred Stock”). As a result, the Company’s ability to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of common stock and each other class or series of capital stock of the Company that ranks junior to the Series B Preferred Stock is subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series B Preferred Stock for the last preceding dividend period. In addition, the Series B Preferred Stock has preferential rights on liquidation, dissolution or winding up of the Company over the common stock and each other class or series of capital stock of the Company that ranks junior to the Series B Preferred Stock. The terms of the Series B Preferred Stock, including such rights and restrictions, are more fully described in, and this description is qualified in its entirety by reference to, the Certificate of Designations (as defined in Item 5.03 below), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2021, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series B Preferred Stock, which became effective upon filing. The Certificate of Designations creates the Series B Preferred Stock out of the authorized and unissued shares of preferred stock of the Company, fixes the initial number of shares of Series B Preferred Stock at 345,000, establishes the terms of the Series B Preferred Stock and provides for certain other rights, preferences, privileges, qualifications, restrictions and limitations of the Series B Preferred Stock. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01.	Other Events.

On March 3, 2021, the Company completed the issuance and sale of 12,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Series B Preferred Stock, pursuant to an underwriting agreement, dated February 24, 2021 (the “Underwriting Agreement”), by and among the Company and Morgan Stanley & Co. LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and UBS Securities LLC (collectively, the “Underwriters”).

The Depositary Shares were issued pursuant to a Deposit Agreement (the “Deposit Agreement”), dated March 3, 2021, among the Company, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein. A copy of the Deposit Agreement is attached hereto as Exhibit 4.1 and the form of depositary receipt representing the Depositary Shares is included as Exhibit A of the Deposit Agreement.

A copy of the opinion of Sullivan & Cromwell LLP, counsel for the registrant, relating to the legality of the issuance and sale of the Depositary Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K. Exhibits 5.1 and 23.1 of this Current Report on Form 8-K are hereby incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333- 252978).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designations of the Company with respect to the Series B Preferred Stock, dated March 1, 2021, filed with the Secretary of State of the State of Delaware and effective March 1, 2021.

4.1	Deposit Agreement, dated March 3, 2021, among the Company, Computershare, Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2021	TEXAS CAPITAL BANCSHARES, INC.

	By:	/s/ Julie Anderson
Julie Anderson
Chief Financial Officer